                                            EXHIBIT 12.1

                                           HENRY COMPANY
                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                           (IN THOUSANDS)

                                           THREE MONTHS ENDED                                     NINE MONTHS ENDED

                            September 30, 1997           September 30, 1998          September 30, 1997       September 30, 1998
                            ------------------           ------------------          ------------------       ------------------
EARNINGS:
Earnings before taxes            $1,365                        $3,173                     $  183                   $4,069
Add:  Fixed Charges*                596                         2,434                      1,775                    5,094
                                 ------                        ------                    -------                   ------
                                 $1,961                        $5,607                     $1,958                   $9,163

*FIXED CHARGES
Interest expense                 $  372                        $2,238                     $1,103                   $4,337
Interest on rent                    224                           196                        672                      757
                                 ------                        ------                    -------                   ------
                                 $  596                        $2,434                     $1,775                   $5,094
                                 ------                        ------                    -------                   ------
                                 ------                        ------                    -------                   ------

Ratio of Earnings
  to Fixed Charges                  3.3                           2.3                        1.1                      1.8
                                 ------                        ------                    -------                   ------
                                 ------                        ------                    -------                   ------

The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before taxes plus fixed charges and "fixed charges" consist of interest expense and the portion of rents representative of an interest factor.